Exhibit 3.145
BYLAWS
OF
SPLASH TRANSPORT, INC.
(a Delaware corporation)
Adopted as of July 10, 2008
ARTICLE I
Meetings of Shareholders
     Section 1. Place of Meetings and Meetings by Telephone. Meetings of Shareholders shall be held at any place as designated by the Directors. In the absence of any such designation, meetings of Shareholders shall be held at the principal place of business of the Company. Any meeting of the Shareholders may be held by conference telephone or similar communication equipment so long as all Shareholders participating in the meeting are present within the United States, all such Shareholders can hear one another, and all Shareholders participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.
     Section 2. Call of Meetings. An annual meeting of the Shareholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business may properly come before the meeting, shall be held on such date and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the date of formation of the Company or the last annual meeting of Shareholders. In addition, meetings of the Shareholders may be called at any time by the Directors or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as provided herein or upon any other matter as to which such vote or authority is deemed by the Directors to be necessary or desirable. Meetings of the Shareholders to act on any matter upon which Shareholders may vote as provided in the Delaware General Corporation Law (the “Act”) shall be called promptly by the Directors upon the written request of a majority in interest of the Shareholders.
     Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article I not less then ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting and (ii) the general nature of the business to be transacted.
     Section 4. Manner of Giving Notice. Notice of any meeting of Shareholders shall be given personally or by telephone to each Shareholder or sent by first class mail, by telegram, e-mail or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Company or given by the Shareholder to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when receipt is confirmed (including electronically) when sent by telegram, e-mail or telecopy (or similar electronic means).
     Section 5. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the shares represented at that meeting, either in person or by proxy. When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Directors shall set a new record date and shall give notice in accordance with the provisions of Sections 3 and 4 of this Article I. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.
     Section 6. Quorum; Voting. At any meeting of the Shareholders, a majority in interest of the Shareholders, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Shareholders holding a higher number of shares is required by these Bylaws or applicable law. Except as otherwise required by applicable law, all matters shall be determined by a majority in interest of the Shareholders.
     Section 7. Waiver of Notice by Consent of Absent Shareholders. The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.
     Section 8. Shareholder Action by Written Consent Without a Meeting. Any action that may be taken at any meeting of Shareholders (including any annual meeting of Shareholders) may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by a majority in interest of the Shareholders (or Shareholders holding such higher number of shares as is required to authorize or take such action under the terms of these Bylaws or applicable law); provided, however, that such consent shall be executed within the United States. Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Secretary of the Company and shall be maintained in the Company’s records. Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the Company action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by holders of a sufficient number of shares to take the subject action are properly delivered to the Company.

     Section 9. Record Date for Shareholder Notice, Voting and Giving Consents.
     (a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Directors may fix in advance a record date which shall not be greater than sixty (60) days nor fewer than ten (10) days before the date of any such meeting. If the Directors do not so fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
     (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action of the Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Directors has been taken, shall be (x) such date as determined for that purpose by the Directors, which record date shall not precede the date upon which the resolution fixing it is adopted by the Directors and shall not be more than ten (10) days after the date of such resolution, or (y) if no record date is fixed by the Directors the record date shall be the close of business on the day on which the Directors adopt the resolution relating to that action.
     (c) Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Shareholder who transfers all or part of such Shareholder’s shares after a record date (and no transferee of such shares) shall have the right to vote or act with respect to the transferred shares as regards the matter for which the record date was set.
     Section 10. Proxies. Every Shareholder entitled to vote or act on any matter at a meeting of Shareholders shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than three (3) years before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by the person who executed the earlier proxy or by attendance at the meeting and voting in person by the person who executed the earlier proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by the person who executed that proxy or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE II
Directors and Meetings of Directors
     Section 1. Powers.
     (a) Subject to the delegation of rights and powers as provided for herein, the Board of Directors shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Shareholder, by reason of its status as such, shall have any authority to act for or bind the Company or otherwise take part in the management of the Company, but shall have only the right to vote on or approve the actions specified herein or in the Delaware Act (or hereafter specified by the Board of Directors) to be voted on or approved or determined by the Shareholders. At any time that there is only one Shareholder, any and all action provided for herein to be taken or approved by the “Shareholders” shall be taken or approved by the sole Shareholder.
     (b) The Company shall have such officers as are provided for herein, and such officers shall be elected and removed in accordance with these Bylaws. The Board of Directors may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion (which delegated authority may be set forth in the Bylaws, in resolutions adopted by the Board or otherwise as determined by the Board). The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board of Directors.
     (c) Except as otherwise provided by the Board of Directors or in these Bylaws, when the taking of any of the following described actions has been authorized by the Board of Directors, any Director or officer of the Company, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Delaware Act.
     Section 2. Number of Directors. The Board of Directors shall consist of three (3) Directors or such other number as the Board of Directors shall determine.
     Section 3. Vacancies. Vacancies in the authorized number of Directors from whatever cause shall be filled by the remaining Directors, or, if there be none, by the Shareholders. Directors shall serve for a term of one (1) year and thereafter until their respective successors are duly elected by the Shareholders or until their earlier death, retirement, incapacity or removal. Directors can be removed with or without cause by a vote of the Shareholders. Determinations to be made by the Directors in connection with the conduct of the business of the Company shall be made in the manner provided in these Bylaws, unless otherwise specifically provided herein.

     Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Directors may be held at any place within the United States that has been designated from time to time by resolution of the Directors. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another and all of the Directors are participating in such meeting within the United States. All Directors participating by telephone or similar communication equipment shall be deemed to be present in person such meeting.
     Section 5. Regular Meetings. Regular meetings of the Directors shall be held at such times and at such places within the United States as shall be fixed by unanimous approval of the Directors. Such regular meetings may be held without notice.
     Section 6. Special Meetings. Special meetings of the Directors for any purpose or purposes may be called at any time by any Director, the Chairman or by the President; provided, however, that all special meetings shall be held within the United States. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Director and sent by first-class mail, by telegram, e-mail or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, e-mail, telecopy (or similar electronic means) or overnight courier, it shall be given at least two (2) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting.
     Section 7. Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article II. Every act or decision done or made by the affirmative vote of a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Directors, except to the extent that the vote of a higher number of Directors is required by these Bylaws or applicable law.
     Section 8. Waiver of Notice. Notice of any meeting need not be given to any Director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.
     Section 9. Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article II.
     Section 10. Action Without a Meeting. Any action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office (or such higher number of Directors as is required to authorize or take such action under the terms of these Bylaws or applicable law); provided, however, that such consent shall be executed within the United States. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Directors. If any action is so taken by the Directors by the written consent of less than all of the Directors, prompt notice of the taking of such action shall be furnished to each Director who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.
     Section 11. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these Bylaws.
ARTICLE III
Officers
     Section 1. Officers. The officers of the Company shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Company may also have, at the discretion of the Directors, such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Director.
     Section 2. Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III, shall be chosen by the Directors, and each shall serve at the pleasure of the Directors. The appointment of officers shall be considered by the Directors at their first meeting after every annual election of Directors by the Shareholders.
     Section 3. Subordinate Officers. The Directors may appoint and may empower the Chairman or the President to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Directors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him, the Chairman or the President) may from time to time determine.
     Section 4. Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Directors at any regular or special meeting of the Directors or by such officer, if any, upon whom such power of removal may be conferred by the Directors. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
     Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office. The Chairman or the President may make temporary appointments to a vacant office pending action by the Directors.
     Section 6. President. The President shall be the chief executive officer of the Company and shall, subject to the control of the Directors, have general supervision, direction and control of the business and the officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Directors or these Bylaws.
     Section 7. Vice Presidents. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Directors, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Directors, the Chairman or the President or by these Bylaws.
     Section 8. Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Directors may direct a book of minutes of all meetings and actions of Directors, committees or other delegates of Directors and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Directors’ meetings or committee or other delegate meetings, the number of shares present or represented at meetings of Shareholders and the proceedings. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the names of all Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Directors (or committees or other delegates thereof) required to be given by these Bylaws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Directors, the Chairman or the President or by these Bylaws.

     Section 9. Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings the Company. The books of account shall at all reasonable times be open to inspection by any Director. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Directors. He or she shall disburse the funds of the Company as may be ordered by the Directors, shall render to the Chairman, the President and Directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Directors, the Chairman or the President or these Bylaws.
ARTICLE IV
Limitation on Liability; Standard of Care; Indemnification
of Directors, Officers, Employees and Agents
     Section 1. Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.
     Section 2. Standard of Care; Indemnification of Directors, Officers, Employees and Agents.
     (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 2, or in defense of any claim, issue or matter therein, the Company shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the Shareholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 2. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) The Company shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under this Section 2.
     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 2 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (i) The provisions of this Section 2 are intended to provide for the broadest rights and protections afforded to directors, officers, employees or agents under the Delaware Act as of the date hereof. If, after the date hereof, any law shall be enacted which expands the authority of the Company under the Delaware Act to indemnify the directors, officers, employees or agents of the Company, the Company shall indemnify the directors, officers, employees or agents of the Company to the fullest extent provided by the Delaware Act, as amended.
ARTICLE V
Records and Reports
     Section 1. Maintenance and Inspection of Shareholder Registrar. The Company shall maintain at its principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each Shareholder. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Directors from time to time, each Shareholder has the right, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Shareholder’s interest as a Shareholder of the Company a record of the Company’s Shareholders.
     Section 2. Maintenance and Inspection of Bylaws. The Company shall keep at its principal place of business the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.
     Section 3. Maintenance and Inspection of Other Records. The accounting books and records, minutes of proceedings of the Shareholders and the Directors and any committees or delegates of the Directors and all other information pertaining to the Company that is required to be made available to the Shareholders under the Delaware Act shall be kept at such place or places designated by the Directors or in the absence of such designation, at the principal place of business of the Company. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied during the term of the Company, wherein all transactions, matters and things relating to the business and properties of the Company shall be currently entered. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Directors from time to time, minutes, accounting books and records and other information shall be open to inspection upon the written demand of any Shareholder at any reasonable time during usual business hours for a purpose reasonably related to the Shareholder’s interests as a Shareholder. Any such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Notwithstanding the foregoing, the Directors shall have the right to keep confidential from Shareholders for such period of time as the Directors deem reasonable, any information which the Directors reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Directors in good faith believe is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep Confidential.
     Section 4. Inspection by Directors. Every Director shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company for a purpose reasonably related to his position as Director. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
ARTICLE VI
General Matters
     Section 1. Certificates. Each Shareholder shall be entitled to a certificate signed by, or in the name of the Company by, the President or a Vice President. Any and all of the signatures on the certificate may be by facsimile. Transfers of shares shall be made only upon the transfer books of the Company kept at an office of the Company or transfer agents designated to transfer shares in the Company. Except where a certificate is issued with respect to a lost, stolen or destroyed certificate, an outstanding certificate for the number of shares to be transferred shall be surrendered for cancellation before a new certificate is issued therefor. The issue, transfer, conversion and registration of certificate shall be governed by such other regulations as the Directors may from time to time establish.
     Section 2. Checks, Drafts, Evidence of Indebtedness. The persons from time to time holding the position of Chairman, President, Vice President, Secretary, Treasurer or controller (if any) of the Company, acting by written instrument signed by any two of them, are hereby authorized (i) to open or close any bank account or investment account of the Company, (ii) to designate the use of any such account, (iii) to grant authority to any person or combination of persons to sign checks, by manual or facsimile signature or to issue oral, wire or written instructions for the withdrawal of funds from, or other action with respect to, any such account, (iv) to revoke the authority of any person or persons to sign checks or to issue instructions, (v) to establish a maximum amount as to which any person or combination of persons shall be authorized to sign checks or issue instructions, and (vi) to take all further actions, and to execute and deliver all such further instructions and documents, in the name and on behalf of the Company, as in their judgment shall be necessary, proper or advisable in connection with the foregoing matters. Any resolution supplied by a financial institution or investment company and approved and executed by any two of the officers designated in this Section 2 of this Article VI shall be deemed resolutions duly adopted by the Board of Directors and shall be filed with the minutes of meetings of Directors.

     Section 3. Contracts and Instruments; How Executed. The Directors, except as otherwise provided in these Bylaws, may authorize any Director(s), officer(s) or agent(s) to enter into any contract or execute any instrument in the name of and on behalf of the Company and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Directors or within the agency power of an officer (or otherwise specified in these Bylaws), no Shareholder, officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     Section 4. Representation of Shares of Other Entities Held by Company. The President or any Vice President or any other person authorized by the Directors or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Company any and all shares of any corporation, partnership, trust, limited liability company or other entities, foreign or domestic, standing in the name of the Company. The authority granted may be exercised in person or by a proxy duly executed by such designated person.
     Section 5. Seal. The Directors may approve and adopt an official Company seal, which may be altered by them at any time. Unless otherwise required by the Directors, any seal so adopted shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Company.
     Section 6. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.
     Section 7. Reliance Upon Books, Reports and Records. Each Director, each Shareholder of any committee designated by the Board of Directors, and each officer of the Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such manager or committee Shareholder reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
ARTICLE VII
Amendments
     Section 1. Amendment. These Bylaws may be restated, amended, supplemented or repealed only by unanimous vote of the Directors or unanimous vote of the Shareholders.